Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder – Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (866) 314-4865, Passcode 66121455. International Callers Dial-In (617) 213-8050, Passcode 66121455 (10 minutes before the call). Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES SECOND QUARTER 2012 FINANCIAL RESULTS

Q2 Revenue of $122.1 million, up 24%

Q2 Adjusted EBITDA of $37.5 million, up 25%

Q2 Adjusted EPS of $0.18, up 50%

NEW YORK, NY – July 31, 2012 – Bankrate, Inc. (NYSE: RATE) today reported financial results for the second quarter ended June 30, 2012. Total revenue for the second quarter was $122.1 million compared to $98.4 million in the second quarter of 2011, an increase of 24%.

Net income for the quarter was $16.3 million or $0.16 per fully diluted share, compared to a loss of $39.7 million, or $0.44 per fully diluted share in the second quarter of 2011. Earnings per fully diluted share, excluding stock based compensation expense, amortization, IPO and deal related expenses (“Adjusted EPS”), were $0.18 for the second quarter of 2012, compared to Adjusted EPS of $0.12 for the second quarter of 2011, representing an increase of 50%.

Adjusted earnings before interest, taxes, depreciation, and amortization, excluding stock based compensation expense and IPO and deal related expenses (“Adjusted EBITDA”), were $37.5 million, with a margin of 30.7%, in the second quarter of 2012 compared to $30.0 million, with a margin of 30.5%, in the second quarter of 2011, an increase of 25%.

Results for Six Months Ended June 30, 2012

Total revenue for the six months ended June 30, 2012 was $247.1 million compared to $197.5 million in the comparable period in 2011, representing a $49.6 million or 25% increase.

Net income was $26.4 million or $0.26 per fully diluted share for the first half of 2012, compared to a loss of $34.6 million, or $0.39 per fully diluted share in the first half of 2011. Adjusted EPS were $0.36 for the six months ended June 30, 2012, compared to $0.25 for the same period in 2011, representing an increase of 44%.

Adjusted EBITDA was $75.4 million for the first half of 2012, compared to $60.9 million in the first half of 2011, an increase of 24%.

“Our second quarter and first half results were in line with our expectations and consistent with the strategy we outlined earlier this year. We are successfully continuing to transition our insurance business via our quality initiative, which we believe will transform the industry and strengthen our leadership position,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “We believe that our organic traffic, customer conversion, and scale makes Bankrate a unique and important asset to both consumers and financial marketers,” Mr. Evans added.

Second Half 2012 Guidance

“We continue to execute on a strategy to provide sustained long-term growth of our business. We expect that the investments we are making will begin to provide benefits in the not too distant future, particularly in the fourth quarter and early next year. We will, however, continue to be prudent in providing future guidance. Therefore, for 2012, we are guiding towards overall revenue growth in the low to mid- 20% range and EBITDA margins in the low 30% range,” Mr. Evans stated.

Second Quarter 2012 Financial Highlights

•	Total revenue for the quarter was $122.1 million, an increase of 24%, or $23.7 million from the $98.4 million in the same period last year.

•	Unique visitors to Bankrate.com and other owned & operated sites posted growth of over 14% compared to the second quarter of 2011.

•

Gross margin, excluding stock based compensation, increased by approximately 515 bps. to 69.3% in the second quarter compared to the same period last year – helped by pricing initiatives as well as the Company’s initiative to transition to a higher conversion lead model with a greater percentage of owned and operated traffic from a high volume third party affiliate lead model.

•	Adjusted EBITDA of $37.5 million in the second quarter was 25% or $7.5 million higher compared to the second quarter of 2011.

•	Display advertising or CPM revenue in the second quarter was 34% higher compared to the same period last year.

•	Hyperlink or CPC revenue for the quarter was 119% higher compared to the same period last year.

•

Lead generation revenue, which consists of CPA and CPL revenue, was 7% higher compared to the second quarter 2011 as the Company continues to transition to higher quality, higher converting volume and to reduce lesser converting lead sources.

•

At the end of the second quarter, the company’s leverage ratio was 0.8x on a net debt basis based on the company’s trailing twelve month Adjusted EBITDA of $149.9 million compared to 0.9x at the end of the first quarter of 2012.

July 31, 2012 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (866) 314-4865, passcode 66121455. International participants should dial: (617) 213-8050, passcode 66121455. Please access at least 10 minutes prior to the time the conference is set to begin. A Webcast of this call can be accessed at Bankrate’s Website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning July 31, 2012 at 6:30 p.m. ET / 3:30 p.m. PT through August 7, 2012 at 11:59 p.m. ET / 8:59 p.m. PT. To listen to the replay, call (888) 286-8010 and enter the passcode: 77910582. International callers should dial (617) 801-6888 and enter the passcode: 77910582.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, Nationwide Card Services, InsuranceQuotes.com, CarInsuranceQuotes.com, InsureMe, Bankrate.com.cn, CreditCards.ca, NetQuote.com, and CD.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of nearly 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information weekly. Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, AOL, CNBC and Bloomberg. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; interest rate volatility; technological changes; our ability to manage traffic on our websites and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; our ability to successfully execute on our strategy, including our quality initiative, and the effectiveness of our strategy; our ability to attract and retain executive officers and personnel; the impact of resolution of lawsuits to which we are a party; our ability to protect our intellectual property; the effects of facing liability for content on our websites; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in China and possible expansion to other international markets, in which we may have limited experience; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

–Financial Statements Follow–

###

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ In thousands, except per share data)

	(Unaudited)
	June 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$78,003	$56,213
Accounts receivable, net of allowance for doubtful accounts of
$1,504 and $1,534 at June 30, 2012 and December 31, 2011	66,353	60,543
Deferred income taxes	25,131	24,690
Prepaid expenses and other current assets	1,986	2,535

Total current assets	171,473	143,981

Furniture, fixtures and equipment, net of accumulated depreciation of
$9,871 and $6,676 at June 30, 2012 and December 31, 2011	9,622	9,065
Intangible assets, net of accumulated amortization of $102,839 and
$81,212 at June 30, 2012 and December 31, 2011	384,066	378,240
Goodwill	598,181	595,522
Other assets	11,712	10,604

Total assets	$1,175,054	$1,137,412

Liabilities and Stockholders' Equity

Liabilities
Accounts payable	$10,402	$9,564
Accrued expenses	29,461	26,288
Deferred revenue and customer deposits	3,499	5,891
Accrued interest	10,588	10,588
Other current liabilities	6,248	3,969

Total current liabilities	60,198	56,300

Deferred income taxes	82,670	82,670
Senior secured notes, net of unamortized discount	193,773	193,613
Other liabilities	18,958	16,367

Total liabilities	355,599	348,950

Commitments and contingencies

Stockholders' equity
Common stock, par value $.01 per share - 300,000,000 shares authorized at June 30, 2012 and December 31, 2011; 100,025,500 and 99,992,000 shares issued at June 30, 2012 and December 31, 2011; 99,975,210 and 99,992,000 shares oustanding at June 30, 2012 and December 31, 2011	1,000	1,000
Additional paid-in capital	837,769	832,797
Accumulated deficit	(18,168)	(44,595)
Less: Treasury stock, at cost 50,290 and 0 shares at June 30, 2012 and December 31, 2011	(589)	—
Accumulated other comprehensive loss	(557)	(740)

Total stockholders' equity	819,455	788,462

Total liabilities and stockholders' equity	$1,175,054	$1,137,412

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

($ In thousands, except per share data)

	(Unaudited)		.(Unaudited)
	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenue	$122,125	$98,449	$247,145	$197,527
Cost of revenue (excludes depreciation and amortization)	37,609	35,310	77,887	73,275

Gross margin	84,516	63,139	169,258	124,252

Operating expenses:
Sales	4,015	3,018	7,954	5,958
Marketing	31,551	19,604	62,801	35,702
Product development	4,146	3,652	8,570	7,122
General and administrative	9,185	7,259	19,167	14,988
Legal settlements	3	—	65	—
Acquisition, offering and related expenses and related party fees	682	38,222	879	39,695
Restructuring charges	—	238	—	238
Depreciation and amortization	12,587	10,820	24,356	21,666

	62,169	82,813	123,792	125,369

Income (loss) from operations	22,347	(19,674)	45,466	(1,117)

Interest expense, net	(6,830)	(9,524)	(13,310)	(18,920)
Loss on early extinguishment of debt	—	(16,629)	—	(16,629)

Income (loss) before income taxes	15,517	(45,827)	32,156	(36,666)
Income tax (benefit) expense	(759)	(6,166)	5,729	(2,067)

Net income (loss)	$16,276	$(39,661)	$26,427	$(34,599)

Basic and diluted net income (loss) per share:
Basic	$0.16	$(0.44)	$0.26	$(0.39)
Diluted	0.16	(0.44)	0.26	(0.39)
Weighted average common shares outstanding:
Basic	99,896,608	89,302,942	99,888,236	88,346,716
Diluted	101,088,756	89,302,942	101,361,678	88,346,716

Comprehensive income (loss)	$16,307	$(39,679)	$26,610	$(34,410)

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations—NON-GAAP

($ In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenue	$122,125	$98,449	$247,145	$197,527
Cost of revenue (excludes depreciation and amortization)	37,470	35,276	77,539	73,241

Gross margin	84,655	63,173	169,606	124,286

Operating expenses:
Sales	3,738	2,949	7,262	5,889
Marketing	31,361	19,567	62,326	35,665
Product development	3,821	3,577	7,757	7,047
General and administrative	8,217	7,056	16,898	14,785
Legal settlements	3	—	65	—
Acquisition, offering and related expenses and related party fees	682	38,222	879	39,695
Restructuring charges	—	238	—	238
Stock based compensation	1,899	418	4,597	418
Depreciation and amortization	12,587	10,820	24,356	21,666

	62,308	82,847	124,140	125,403

Income (loss) from operations	22,347	(19,674)	45,466	(1,117)

Interest expense, net	(6,830)	(9,524)	(13,310)	(18,920)
Loss on early extinguishment of debt	—	(16,629)	—	(16,629)

Income (loss) before income taxes	15,517	(45,827)	32,156	(36,666)
Income tax (benefit) expense	(759)	(6,166)	5,729	(2,067)

Net income (loss)	$16,276	$(39,661)	$26,427	$(34,599)

Basic and diluted net income (loss) per share:
Basic	$0.16	$(0.44)	$0.26	$(0.39)
Diluted	0.16	(0.44)	0.26	(0.39)
Weighted average common shares outstanding:
Basic	99,896,608	89,302,942	99,888,236	88,346,716
Diluted	101,088,756	89,302,942	101,361,678	88,346,716

Comprehensive income (loss)	$16,307	$(39,679)	$26,610	$(34,410)

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (unaudited)

($ in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenue	$122,125	$98,449	$247,145	$197,527

Adjusted EBITDA (1)	$37,518	$30,024	$75,363	$60,900

Adjusted EBITDA margin	30.7%	30.5%	30.5%	30.8%

Adjusted net income (2)	$18,180	$12,343	$36,929	$25,252

Adjusted EPS	$0.18	$0.12	$0.36	$0.25

Common shares outstanding (4):	101,088,756	100,000,000	101,361,678	100,000,000

(1)	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted to exclude legal settlements; acquisition, offering and and related expenses and related party fees; restructuring charges; and stock based compensation.

Reconciliation of adjusted EBITDA
Income (loss) from operations	$22,347	$(19,674)	$45,466	$(1,117)
Legal settlements	3	—	65	—
Acquisition, offering and related expenses and related party fees	682	38,222	879	39,695
Restructuring Charges	—	238	—	238
Stock based compensation	1,899	418	4,597	418
Depreciation and amortization	12,587	10,820	24,356	21,666

Adjusted EBITDA	$37,518	$30,024	$75,363	$60,900

(2)	Adjusted net income adds back legal settlements; acquisition, offering and related expenses and related party fees; restructuring charges; stock based compensation; and amortization.

Reconciliation of adjusted net income
Income (loss) before income taxes	$15,517	$(45,827)	$32,156	$(36,666)
Loss on early extinguishment of debt	—	16,629	—	16,629
Legal settlements	3	—	65	—
Acquisition, offering and related expenses and related party fees	682	38,222	879	39,695
Restructuring Charges	—	238	—	238
Stock based compensation	1,899	418	4,597	418
Amortization	11,703	10,554	22,842	21,082

Adjusted income before tax	29,804	20,234	60,539	41,396
Income tax (3)	11,624	7,891	23,610	16,144

Adjusted net income	$18,180	$12,343	$36,929	$25,252

(3)	Assumes 39% income tax rate.
(4)	Pro forma for post-IPO share count for 2011 periods presented.